Exhibit 99.11

Schedule of New PIPE Investors

Each of the New PIPE Investors listed in the below schedule have signed a subscription agreement that is consistent in all material respects with the form of subscription agreement filed as Exhibit 10.3.

	Name	Number of Shares of Class A Common Stock Subscribed For	Purchase Price
1.	Adage Capital Partners L.P.	1,600,000	$16,000,000
2.	AGR Trading SPC-Series EC Segregated Portfolio	9,457	$94,570
3.	Alyeska Master Fund, L.P.	1,300,000	$13,000,000
4.	Anatole Partners Long Only Master Fund, L.P.	15,820	$158,200
5.	Anatole Partners Master Fund, L.P.	184,180	$1,841,800
6.	Andrew Artz	5,000	$50,000
7.	Arena Capital Fund, LP- Series 3	150,000	$1,500,000
8.	Arena Capital Fund, LP- Series 4	150,000	$1,500,000
9.	Arena Capital Fund, LP- Series 5	150,000	$1,500,000
10.	Arena Capital Fund, LP- Series 6	150,000	$1,500,000
11.	Arena Capital Fund, LP- Series 9	100,000	$1,000,000
12.	Atlas Point Energy Infrastructure Fund, LLC	600,000	$6,000,000
13.	BEMAP Master Fund Ltd	57,157	$571,570
14.	Bespoke Alpha MAC MIM LP	7,388	$73,880
15.	Blackrock Capital Allocation Trust	142,615	$1,426,150
16.	BlackRock Global Allocation Fund, Inc.	521,315	$5,213,150
17.	BlackRock Global Allocation Portfolio of BlackRock Series Funds, Inc.	4,086	$40,860
18.	Blackrock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.	174,551	$1,745,510
19.	Blackrock Global Long/Short Credit Fund of BlackRock Funds IV	31,312	$313,120
20.	Blackrock Strategic Income Opportunities Portfolio of BlackRock Funds V	714,400	$7,144,000
21.	Blackstone Aqua Master Sub-Fund, a sub fund of Global Master Fund ICAV	400,000	$4,000,000
22.	BNP Paribas Asset Management UK Limited	1,100,000	$11,000,000
23.	Boothbay Absolute Return Strategies, L.P.	17,464	$174,640
24.	CHACHACHA 2019 TRUST DTD 9/20/2019	2,872,500	$28,725,000
25.	Citadel Multi-Strategy Equities Master Fund Ltd.	500,000	$5,000,000
26.	Coatue US 37 LLC	3,000,000	$30,000,000
27.	Connor Nowinski	5,000	$50,000
28.	CVI Investments, Inc.	290,000	$2,900,000
29.	Davidson Kempner Institutional Partners, L.P.	214,440	$2,144,400
30.	Davidson Kempner International, Ltd.	263,400	$2,634,000
31.	Davidson Kempner Partners	104,460	$1,044,600
32.	DS Liquid Div RVA MON LLC	48,206	$482,060
33.	Electron Global Infrastructure Fund, L.P.	401,218	$4,012,180
34.	Electron Global Master Fund, L.P.	571,861	$5,718,610

	Name	Number of Shares of Class A Common Stock Subscribed For	Purchase Price
35.	Eugene Pang	10,000	$100,000
36.	Franklin Strategic Series - Franklin Natural Resources Fund	74,343	$743,430
37.	Franklin Strategic Series - Franklin Small Cap Growth Fund	714,286	$7,142,860
38.	Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund	963,371	$9,633,710
39.	Franklin Templeton Variable Insurance Products Trust - Franklin Small-Mid Cap Growth VIP Fund	108,057	$1,080,570
40.	Franklin Templeton Investment Funds - Franklin Natural Resources Fund	139,943	$1,399,430
41.	Ghisallo Master Fund LP	300,000	$3,000,000
42.	Hite Carbon Offset LP	18,500	$185,000
43.	Hite Carbon Offset Ltd	40,900	$409,000
44.	Hite Energy LP	33,800	$338,000
45.	Hite Hedge LP	23,700	$237,000
46.	Hite Hedge Offshore Ltd	64,300	$643,000
47.	Hite Hedge QP LP	10,200	$102,000
48.	Hite MLP LP	8,600	$86,000
49.	Integrated Core Strategies (US) LLC	500,000	$5,000,000
50.	Justin Saslaw	5,000	$50,000
51.	M.H. Davidson & Co.	17,700	$177,000
52.	Master Total Return Portfolio of Master Bond LLC	411,721	$4,117,210
53.	MMF LT, LLC	600,000	$6,000,000
54.	Monashee Pure Alpha SPV I LP	33,972	$339,720
55.	Monashee Solitario Fund LP	43,577	$435,770
56.	NB All Cap Alpha Master, Ltd.	30,000	$300,000
57.	Neuberger Berman Alternative Funds, Neuberger Berman Long Short Fund	1,800,000	$18,000,000
58.	Neuberger Berman US Long Short Equity Fund	170,000	$1,700,000
59.	Nineteen77 Global Merger Arbitrage Opportunity Fund	15,400	$154,000
60.	Nineteen77 Global Merger Arbitrage Master Limited	92,300	$923,000
61.	Nineteen77 Global Multi-Strategy Alpha Master Limited	92,300	$923,000
62.	Park West Investors Master Fund, Limited	273,000	$2,730,000
63.	Park West Partners International, Limited	27,000	$270,000
64.	Ravi Tanuku	10,000	$100,000
65.	Schonfeld Strategic 460 Fund LLC	200,000	$2,000,000
66.	Senator Global Opportunity Master Fund L.P.	1,100,000	$11,000,000
67.	SFL SPV I LLC	9,700	$97,000
68.	Soroban Opportunities Master Fund LP	1,000,000	$10,000,000
69.	The Steven Trieu Living Trust dtd 4.3.12	100,000	$1,000,000
70.	The Tolia-Zaveri Living Trust dated Dec 2017	2,500	$25,000
71.	Yaupon Master Fund LP	100,000	$1,000,000